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                                   EXHIBIT 11


                         TRANSCRYPT INTERNATIONAL, INC.
                  COMPUTATION OF PRO FORMA NET INCOME PER SHARE

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
                                                     Three Months Ended                Six Months Ended
                                                ----------------------------      ---------------------------
                                                 June 30,          June 30,        June 30,        June 30,
                                                   1997              1996           1997             1996
                                                ----------        ----------      ----------       ----------
Pro Forma Net income                            $  975,749        $  412,766      $1,658,264       $  532,551


                                                           PRIMARY PRO FORMA NET INCOME PER SHARE
Shares used in this computation:
  Weighted average shares
    outstanding                                  9,283,078         6,783,078       9,014,612        6,783,078
  Dilutive effect of shares
    under employee stock plans                     593,728           185,634         581,794          185,634
Common and common
  equivalent shares                              9,876,806         6,968,712       9,596,406        6,968,712
Primary pro forma net
            income per share                         $0.10             $0.06           $0.17            $0.08


                                                        FULLY-DILUTED PRO FORMA NET INCOME PER SHARE
Shares used in this computation:
  Weighted average shares
    outstanding                                  9,283,078         6,783,078       9,014,612        6,783,078
  Dilutive effect of shares
    under employee stock plans                     600,316           185,634         601,612          185,634
Common and common
  equivalent shares                              9,883,394         6,968,712       9,616,224        6,968,712
Fully-diluted pro forma net
            income per share                         $0.10             $0.06           $0.17            $0.08
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